CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-97789), filed on August 7, 2002 and the Registration Statement on Form S-8, (SEC File No. 333-74052), filed on November 28, 2001, of our independent auditor's report dated April 7, 2002, relating to the balance sheets of E-Rex, Inc. (a Nevada corporation) as of December 31, 2001 and 2000 and the related statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for the years ended December 31, 2001 and 2000, which report appears in the 2001 Annual Report on Form 10-KSB of E-Rex, Inc.


                               /s/  Parks,  Tschopp,  Whitcomb  &  Orr,  P.A.
                               _________________________________________________
                               Parks,  Tschopp,  Whitcomb  &  Orr,  P.A.

Maitland,  Florida
August  26,  2002